Exhibit 99.1

NEWS RELEASE

ARTHUR J. GALLAGHER & CO. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2022 FINANCIAL RESULTS

ROLLING MEADOWS, IL, January 26, 2023 — Arthur J. Gallagher & Co. (NYSE: AJG) today reported its financial results for the quarter ended December 31, 2022. Management will host a webcast conference call to discuss these results on Thursday, January 26, 2023 at 5:15 p.m. ET/4:15 p.m. CT. To listen to the call, and for printer-friendly formats of this release and the “CFO Commentary” and “Supplemental Quarterly Data,” which may also be referenced during the call, please visit ajg.com/IR. These documents contain both GAAP and non-GAAP measures. Investors and other users of this information should read carefully the section entitled “Information Regarding Non-GAAP Measures” beginning on page 9.

Summary of Financial Results - Fourth Quarter
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	4th Q 22	4th Q 21	4th Q 22	4th Q 21	4th Q 22	4th Q 21	4th Q 22	4th Q 21
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$1,704.3	$1,467.4	$143.3	$171.0	$457.6	$417.6	$0.66	$0.79
Net gains on divestitures	(9.2)	(9.9)	(7.0)	(8.0)	(9.2)	(9.9)	(0.03)	(0.04)
Acquisition integration	—	—	34.7	12.7	45.6	15.6	0.16	0.06
Workforce and lease termination	—	—	21.1	6.1	27.8	7.4	0.10	0.03
Acquisition related adjustments	—	—	83.2	44.9	9.1	7.8	0.39	0.21
Amortization of intangible assets	—	—	88.2	81.9	—	—	0.40	0.39
Effective income tax rate impact	—	—	4.4	—	—	—	0.02	—
Levelized foreign currency translation	—	(51.8)	—	(10.6)	—	(15.1)	—	(0.05)

Brokerage, as adjusted *	1,695.1	1,405.7	367.9	298.0	530.9	423.4	1.70	1.39

Risk Management, as reported	290.6	254.3	36.4	24.6	53.8	46.0	0.17	0.12
Net gains on divestitures	(0.9)	—	(0.6)	—	(0.9)	—	—	—
Workforce and lease termination	—	—	2.0	1.0	2.8	1.3	0.01	—
Acquisition related adjustments	—	—	(4.6)	0.1	0.1	0.1	(0.02)	—
Amortization of intangible assets	—	—	1.1	1.2	—	—	—	—
Levelized foreign currency translation	—	(5.0)	—	(0.9)	—	(1.5)	—	(0.01)

Risk Management, as adjusted *	289.7	249.3	34.3	26.0	55.8	45.9	0.16	0.11

Corporate, as reported	0.3	219.7	(44.2)	(74.7)	(59.3)	(86.0)	(0.20)	(0.40)
Transaction-related costs	—	—	5.1	21.6	5.7	26.7	0.02	0.10
Legal and tax related	—	—	(31.2)	19.4	(5.0)	9.5	(0.14)	0.10

Corporate, as adjusted *	0.3	219.7	(70.3)	(33.7)	(58.6)	(49.8)	(0.32)	(0.20)

Total Company, as reported	$1,995.2	$1,941.4	$135.5	$120.9	$452.1	$377.6	$0.63	$0.51

Total Company, as adjusted *	$1,985.1	$1,874.7	$331.9	$290.3	$528.1	$419.5	$1.54	$1.30

Total Brokerage & Risk Management, as reported	$1,994.9	$1,721.7	$179.7	$195.6	$511.4	$463.6	$0.83	$0.91

Total Brokerage & Risk Management, as adjusted *	$1,984.8	$1,655.0	$402.2	$324.0	$586.7	$469.3	$1.87	$1.50

*

For fourth quarter 2022, the pretax impact of the Brokerage segment adjustments totals $289.5 million, with a corresponding adjustment to the provision for income taxes of $64.9 million relating to these items. For fourth quarter 2022, the pretax impact of the Risk Management segment adjustments totals $(2.9) million, with a corresponding adjustment to the provision for income taxes of $(0.8) million relating to these items. For fourth quarter 2022, the pretax impact of the Corporate segment adjustments totals $0.7 million, with a corresponding adjustment to the benefit for income taxes of $26.8 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

(1 of 15)

“We had a terrific fourth quarter, to cap off another excellent year of financial performance!” said J. Patrick Gallagher, Jr., Chairman, President and CEO. “During the quarter, our core brokerage and risk management segments combined to post 16% growth in revenue, of which 11.7% was organic revenue growth. We completed 17 new tuck-in mergers in the quarter and our newly acquired reinsurance brokerage operations finished the year ahead of our pro forma revenue and EBITDAC estimate.

“Global primary P/C renewal premium increases were more than 9% in the quarter, consistent with the first three quarters of 2022. Our primary carrier partners in many cases are facing higher reinsurance costs and seeing rising loss costs trends, so we believe there is good reason to expect continued premium increases. Positive policy endorsements and other mid-term policy adjustments were higher year over year for the seventh straight quarter, indicative of the underlying strength of our P/C clients’ businesses.

“The labor market imbalance continues to drive strong demand for our benefits and HR consulting services, while our risk management segment, Gallagher Bassett, continues to see rising claim counts from both existing and new clients.

“I would like to thank our 43,000-plus colleagues for their passion, creativity and hard work on behalf of our clients. An outstanding 2022 positions us very well for 2023 and beyond!”

Summary of Financial Results - Year Ended December 31,
	Revenues Before						Diluted Net Earnings
	Reimbursements		Net Earnings (Loss)		EBITDAC		(Loss) Per Share
Segment	Year 22	Year 21	Year 22	Year 21	Year 22	Year 21	Year 22	Year 21
	(in millions)		(in millions)		(in millions)
Brokerage, as reported	$7,303.8	$5,967.5	$1,201.8	$1,016.6	$2,239.2	$1,957.2	$5.58	$4.86
Net gains on divestitures	(12.1)	(18.8)	(9.5)	(15.0)	(12.1)	(18.8)	(0.05)	(0.07)
Acquisition integration	—	—	132.7	25.2	167.9	31.7	0.62	0.12
Workforce and lease termination	—	—	40.2	18.0	48.9	20.6	0.19	0.09
Acquisition related adjustments	—	—	56.0	86.4	46.8	27.4	0.26	0.42
Amortization of intangible assets	—	—	342.3	312.0	—	—	1.59	1.50
Levelized foreign currency translation	—	(157.2)	—	(28.2)	—	(41.1)	—	(0.14)

Brokerage, as adjusted *	7,291.7	5,791.5	1,763.5	1,415.0	2,490.7	1,977.0	8.19	6.78

Risk Management, as reported	1,092.6	967.6	115.8	89.5	193.8	177.1	0.54	0.43
Net gains on divestitures	(0.9)	(0.1)	(0.6)	(0.1)	(0.9)	(0.1)	—	—
Workforce and lease termination	—	—	4.8	6.0	6.4	7.1	0.02	0.03
Acquisition related adjustments	—	—	(5.8)	2.1	0.4	0.4	(0.03)	0.01
Acquisition integration	—	—	1.4	—	1.8	—	0.01	—
Amortization of intangible assets	—	—	4.6	5.7	—	—	0.02	0.03
Levelized foreign currency translation	—	(14.7)	—	(2.1)	—	(3.5)	—	(0.01)

Risk Management, as adjusted *	1,091.7	952.8	120.2	101.0	201.5	181.0	0.56	0.49

Corporate, as reported	23.7	1,141.3	(201.6)	(151.1)	(166.5)	(231.0)	(0.93)	(0.92)
Loss on extinguishment of debt	—	—	—	12.2	—	—	—	0.06
Transaction-related costs	—	—	30.7	38.5	33.4	47.9	0.14	0.19
Legal and tax related	—	—	(50.2)	43.6	(5.0)	9.5	(0.23)	0.21

Corporate, as adjusted *	23.7	1,141.3	(221.1)	(56.8)	(138.1)	(173.6)	(1.02)	(0.46)

Total Company, as reported	$8,420.1	$8,076.4	$1,116.0	$955.0	$2,266.5	$1,903.3	$5.19	$4.37

Total Company, as adjusted *	$8,407.1	$7,885.6	$1,662.6	$1,459.3	$2,554.1	$1,984.4	$7.74	$6.81

Total Brokerage & Risk Management, as reported	$8,396.4	$6,935.1	$1,317.6	$1,106.1	$2,433.0	$2,134.3	$6.12	$5.29

Total Brokerage & Risk Management, as adjusted *	$8,383.4	$6,744.3	$1,883.7	$1,516.1	$2,692.2	$2,158.0	$8.75	$7.27

(2 of 15)

*

For the year ended December 31, 2022, the pretax impact of the Brokerage segment adjustments totals $732.9 million, with a corresponding adjustment to the provision for income taxes of $171.2 million relating to these items. For the year ended December 31, 2022, the pretax impact of the Risk Management segment adjustments totals $5.8 million, with a corresponding adjustment to the provision for income taxes of $1.4 million relating to these items. For the year ended December 31, 2022, the pretax impact of the Corporate segment adjustments totals $28.4 million, with a corresponding adjustment to the benefit for income taxes of $47.9 million relating to these items and the other tax items noted on page 7. A detailed reconciliation of the 2022 and 2021 provision (benefit) for income taxes is shown on pages 14 and 15.

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)		4th Q 2022	4th Q 2021	Year 2022	Year 2021
Base Commissions and Fees
Commissions and fees, as reported		$1,518.2	$1,327.1	$6,664.3	$5,429.2
Less commissions and fees from acquisitions		(105.3)	—	(883.2)	—
Less divested operations		—	—	—	(2.2)
Levelized foreign currency translation		—	(47.5)	—	(143.6)

Organic base commissions and fees		$1,412.9	$1,279.6	$5,781.1	$5,283.4

Organic change in base commissions and fees		10.4%		9.4%

Supplemental Revenues
Supplemental revenues, as reported		$80.0	$65.7	$284.7	$248.7
Less supplemental revenues from acquisitions		(0.8)	—	(2.2)	—
Levelized foreign currency translation		—	(2.2)	—	(6.6)

Organic supplemental revenues		$79.2	$63.5	$282.5	$242.1

Organic change in supplemental revenues		24.7%		16.7%

Contingent Revenues
Contingent revenues, as reported		$40.2	$37.7	$207.3	$188.0
Less contingent revenues from acquisitions		(0.6)	—	(3.0)	—
Levelized foreign currency translation		—	(0.3)	—	(1.5)

Organic contingent revenues		$39.6	$37.4	$204.3	$186.5

Organic change in contingent revenues		5.9%		9.5%

Total reported commissions, fees, supplemental revenues and contingent revenues		$1,638.4	$1,430.5	$7,156.3	$5,865.9
Less commissions, fees, supplemental revenues and contingent revenues from acquisitions		(106.7)	—	(888.4)	—
Less divested operations		—	—	—	(2.2)
Levelized foreign currency translation		—	(50.0)	—	(151.7)

Total organic commissions, fees, supplemental revenues and contingent revenues		$1,531.7	$1,380.5	$6,267.9	$5,712.0

Total organic change	*	11.0%		9.7%

*

During the fourth quarter, Gallagher completed its annual review of ASC 606 assumptions resulting in the additional recognition of certain deferred revenues. Controlling for this, fourth quarter organic growth would have been 10.0%.

Acquisition Activity	4th Q 2022	4th Q 2021	Year 2022	Year 2021
Number of acquisitions closed *	17	19	36	36
Estimated annualized revenues acquired (in millions)	$141.3	$812.1	$244.0	$952.0

*	In the fourth quarter of 2022, Gallagher issued 635,000 shares of its common stock directly to sellers in connection with acquisitions.

(3 of 15)

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			4th Q 2022	4th Q 2021	Year 2022	Year 2021
Compensation expense, as reported			$963.3	$829.4	$4,024.7	$3,252.4
Acquisition integration			(25.9)	(10.4)	(107.4)	(22.3)
Workforce and lease termination related charges			(21.0)	(6.9)	(36.9)	(16.2)
Acquisition related adjustments			(9.1)	(7.8)	(46.8)	(27.4)
Levelized foreign currency translation			—	(29.9)	—	(90.5)

Compensation expense, as adjusted			$907.3	$774.4	$3,833.6	$3,096.0

Reported compensation expense ratios using reported revenues on pages 1 and 2	*		56.5%	56.5%	55.1%	54.5%

Adjusted compensation expense ratios using adjusted revenues on pages 1 and 2	*	*	53.5%	55.1%	52.6%	53.5%

Reported revenues			$1,704.3	$1,467.4	$7,303.8	$5,967.5

Adjusted revenues			$1,695.1	$1,405.7	$7,291.7	$5,791.5

*

Reported fourth quarter 2022 compensation ratio was flat compared to fourth quarter 2021. This ratio was primarily impacted by increased integration costs and workforce related charges, as well as the hiring of producers and other roles to service and support higher organic growth, offset by savings related to back office headcount controls and lesser employee benefits costs.

**

Adjusted fourth quarter 2022 compensation ratio was 1.6 pts lower than fourth quarter 2021. This ratio was primarily impacted by savings related to back office headcount controls and reduced employee benefits costs, offset by the hiring of producers and other roles to service and support higher organic growth.

Operating Expense and Ratios			4th Q 2022	4th Q 2021	Year 2022	Year 2021
Operating expense, as reported			$283.4	$220.4	$1,039.9	$757.9
Acquisition integration			(19.7)	(5.2)	(60.5)	(9.4)
Workforce and lease termination related charges			(6.8)	(0.5)	(12.0)	(4.4)
Levelized foreign currency translation			—	(6.8)	—	(25.6)

Operating expense, as adjusted			$256.9	$207.9	$967.4	$718.5

Reported operating expense ratios using reported revenues on pages 1 and 2	*		16.6%	15.0%	14.2%	12.7%

Adjusted operating expense ratios using adjusted revenues on pages 1 and 2	*	*	15.2%	14.8%	13.3%	12.4%

Reported revenues			$1,704.3	$1,467.4	$7,303.8	$5,967.5

Adjusted revenues			$1,695.1	$1,405.7	$7,291.7	$5,791.5

*

Reported fourth quarter operating expense ratio was 1.6 pts higher compared to fourth quarter 2021. This ratio was primarily impacted by increased integration costs, lease termination related charges and a seasonally higher operating ratio related to the reinsurance operations acquired in December 2021, as well as the return of advertising, travel, entertainment and other client-related expenses and additional investments in technology. These expenses were offset in part by savings from office consolidations.

**

Adjusted fourth quarter operating expense ratio was 0.4 pts higher compared to fourth quarter 2021. This ratio was primarily impacted by the return of advertising, travel, entertainment and other client-related expenses, as well as additional investments in technology and a seasonally higher operating expense ratio related to the reinsurance operations acquired in December 2021. These expenses were offset in part by savings from office consolidations.

(4 of 15)

Brokerage Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2022	4th Q 2021	Year 2022	Year 2021
Net earnings, as reported	$143.3	$171.0	$1,201.8	$1,016.6
Provision for income taxes	53.2	60.0	394.7	328.9
Depreciation	26.9	22.8	103.6	87.8
Amortization	115.9	107.4	448.7	407.6
Change in estimated acquisition earnout payables	118.3	56.4	90.4	116.3

EBITDAC	457.6	417.6	2,239.2	1,957.2
Net gains on divestitures	(9.2)	(9.9)	(12.1)	(18.8)
Acquisition integration	45.6	15.6	167.9	31.7
Workforce and lease termination related charges	27.8	7.4	48.9	20.6
Acquisition related adjustments	9.1	7.8	46.8	27.4
Levelized foreign currency translation	—	(15.1)	—	(41.1)

EBITDAC, as adjusted	$530.9	$423.4	$2,490.7	$1,977.0

Net earnings margin, as reported using reported revenues on pages 1 and 2	8.4%	11.7%	16.5%	17.0%

EBITDAC margin, as adjusted using adjusted revenues on pages 1 and 2	31.3%	30.1%	34.2%	34.1%

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (dollars in millions):

Organic Revenues (Non-GAAP)	4th Q 2022	4th Q 2021	Year 2022	Year 2021
Fees	$286.0	$250.8	$1,075.8	$954.0
International performance bonus fees	3.2	3.4	15.0	13.2

Fees as reported	289.2	254.2	1,090.8	967.2
Less fees from acquisitions	(1.4)	—	(12.0)	—
Less divested operations	—	(0.3)	—	(0.3)
Levelized foreign currency translation	—	(5.0)	—	(14.7)

Organic fees	$287.8	$248.9	$1,078.8	$952.2

Organic change in fees	15.6%		13.3%

Acquisition Activity	4th Q 2022	4th Q 2021	Year 2022	Year 2021
Number of acquisitions closed	—	—	1	2
Estimated annualized revenues acquired (in millions)	$—	$—	$2.5	$50.0

(5 of 15)

Risk Management Segment Reported GAAP to Adjusted Non-GAAP Reconciliations (continued) (dollars in millions):

Compensation Expense and Ratios			4th Q 2022	4th Q 2021	Year 2022	Year 2021
Compensation expense, as reported			$177.8	$151.8	$664.9	$580.7
Acquisition integration			—	—	(0.3)	—
Workforce and lease termination related charges			(2.5)	(0.8)	(4.0)	(2.3)
Acquisition related adjustments			(0.1)	(0.1)	(0.4)	(0.4)
Levelized foreign currency translation			—	(2.9)	—	(9.1)

Compensation expense, as adjusted			$175.2	$148.0	$660.2	$568.9

Reported compensation expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*		61.2%	59.7%	60.9%	60.0%

Adjusted compensation expense ratios using adjusted revenues (before reimbursements) on pages 1 and 2	*	*	60.5%	59.4%	60.5%	59.7%

Reported revenues (before reimbursements)			$290.6	$254.3	$1,092.6	$967.6

Adjusted revenues (before reimbursements)			$289.7	$249.3	$1,091.7	$952.8

*

Reported fourth quarter 2022 compensation ratio was 1.5 pts higher compared to fourth quarter 2021. This ratio was primarily impacted by workforce related charges, merit wage increases, increased incentive compensation and additional claim adjusters to support a large new client and other higher organic growth, partially offset by savings in temporary help.

**

Adjusted fourth quarter 2022 compensation ratio was 1.1 pts higher compared to fourth quarter 2021. This ratio was primarily impacted by merit wage increases, increased incentive compensation and additional claim adjusters to support a large new client and other higher organic growth, partially offset by savings in temporary help.

Operating Expense and Ratios		4th Q 2022	4th Q 2021	Year 2022	Year 2021
Operating expense, as reported		$59.0	$56.5	$233.9	$209.8
Workforce and lease termination related charges		(0.3)	(0.5)	(2.4)	(4.8)
Acquisition integration		—	—	(1.5)	—
Levelized foreign currency translation		—	(0.6)	—	(2.1)

Operating expense, as adjusted		$58.7	$55.4	$230.0	$202.9

Reported operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	20.3%	22.2%	21.4%	21.7%

Adjusted operating expense ratios using reported revenues (before reimbursements) on pages 1 and 2	*	20.3%	22.2%	21.1%	21.3%

Reported revenues (before reimbursements)		$290.6	$254.3	$1,092.6	$967.6

Adjusted revenues (before reimbursements)		$289.7	$249.3	$1,091.7	$952.8

*

Reported and adjusted fourth quarter operating expense ratios were 1.9 pts lower compared to fourth quarter 2021. Both ratios were impacted by savings across multiple categories, including office consolidations, technology, business insurance and professional fees. These expenses were offset in part by increased client-related expenses.

Net Earnings to Adjusted EBITDAC (Non-GAAP)	4th Q 2022	4th Q 2021	Year 2022	Year 2021
Net earnings, as reported	$36.4	$24.6	$115.8	$89.5
Provision for income taxes	13.1	8.5	41.4	30.6
Depreciation	9.0	11.1	37.8	46.2
Amortization	1.5	1.6	6.2	7.5
Change in estimated acquisition earnout payables	(6.2)	0.2	(7.4)	3.3

EBITDAC	53.8	46.0	193.8	177.1
Net gains on divestitures	(0.9)	—	(0.9)	(0.1)
Workforce and lease termination related charges	2.8	1.3	6.4	7.1
Acquisition related adjustments	0.1	0.1	0.4	0.4
Acquisition integration	—	—	1.8	—
Levelized foreign currency translation	—	(1.5)	—	(3.5)

EBITDAC, as adjusted	$55.8	$45.9	$201.5	$181.0

Net earnings margin, as reported using reported revenues (before reimbursements) on pages 1 and 2	12.5%	9.7%	10.6%	9.3%

EBITDAC margin, as adjusted using adjusted revenues (before reimbursements) on pages 1 and 2	19.3%	18.4%	18.5%	19.0%

(6 of 15)

Corporate Segment Reported GAAP Information (dollars in millions):

	2022			2021
			Net Earnings			Net Earnings
			(Loss)			(Loss)
		Income	Attributable to		Income	Attributable to
	Pretax	Tax	Controlling	Pretax	Tax	Controlling
	Loss	Benefit	Interests	Loss	Benefit	Interests
4th Quarter
Components of Corporate Segment, as reported
Interest and banking costs	$(64.7)	$16.7	$(48.0)	$(62.2)	$15.5	$(46.7)
Clean energy related (1)	(3.8)	1.1	(2.7)	(40.7)	53.1	12.4
Acquisition costs (2)	(10.5)	1.1	(9.4)	(28.6)	5.3	(23.3)
Corporate (3) (4)	(43.9)	60.9	17.0	(28.3)	2.5	(25.8)

Reported 4th Quarter	(122.9)	79.8	(43.1)	(159.8)	76.4	(83.4)
Adjustments
Transaction-related costs (2)	5.7	(0.6)	5.1	26.7	(5.1)	21.6
Legal and income tax related (3)	(5.0)	(26.2)	(31.2)	9.5	9.9	19.4

Components of Corporate Segment, as adjusted
Interest and banking costs	(64.7)	16.7	(48.0)	(62.2)	15.5	(46.7)
Clean energy related (1)	(3.8)	1.1	(2.7)	(40.7)	53.1	12.4
Acquisition costs	(4.8)	0.5	(4.3)	(1.9)	0.2	(1.7)
Corporate (4)	(48.9)	34.7	(14.2)	(18.8)	12.4	(6.4)

Adjusted 4th Quarter	$(122.2)	$53.0	$(69.2)	$(123.6)	$81.2	$(42.4)

Year Ended
Components of Corporate Segment, as reported
Interest and banking costs	$(259.4)	$67.3	$(192.1)	$(245.9)	$61.4	$(184.5)
Clean energy related (1)	(12.6)	3.4	(9.2)	(135.4)	232.8	97.4
Acquisition costs (2)	(44.9)	3.7	(41.2)	(54.9)	9.5	(45.4)
Corporate (3) (4)	(107.2)	150.7	43.5	(94.1)	35.7	(58.4)

Reported Year Ended	(424.1)	225.1	(199.0)	(530.3)	339.4	(190.9)
Adjustments
Loss on extinguishment of debt (2)	—	—	—	16.2	(4.0)	12.2
Transaction-related costs (2)	33.4	(2.7)	30.7	47.9	(9.4)	38.5
Legal and income tax related (3)	(5.0)	(45.2)	(50.2)	9.5	34.1	43.6

Components of Corporate Segment, as adjusted
Interest and banking costs	(259.4)	67.3	(192.1)	(229.7)	57.4	(172.3)
Clean energy related (1)	(12.6)	3.4	(9.2)	(135.4)	232.8	97.4
Acquisition costs	(11.5)	1.0	(10.5)	(7.0)	0.1	(6.9)
Corporate (4)	(112.2)	105.5	(6.7)	(84.6)	69.8	(14.8)

Adjusted Year Ended	$(395.7)	$177.2	$(218.5)	$(456.7)	$360.1	$(96.6)

(1)

Pretax loss for the fourth quarter is presented net of amounts attributable to noncontrolling interests of $(1.1) million in 2022 and $8.7 million in 2021. Pretax loss for the year ended December 31, is presented net of amounts attributable to noncontrolling interests of $(2.6) million in 2022 and $39.8 million in 2021.

(2)

Gallagher incurred transaction-related costs, which include legal, consulting, employee compensation and other professional fees primarily associated with our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations and the pending acquisition of Buck, which was announced on December 20, 2022. In third quarter 2021, Gallagher redeemed $650 million of 2031 Senior Notes and incurred a loss of $16.2 million related to the early extinguishment of such debt.

(7 of 15)

(3)

Adjustments in fourth quarter 2022 include (a) additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter, (b) gains and costs associated with legal and tax matters, (c) income tax provision adjustments as we filed our 2021 tax returns and (d) income tax benefit related to adjusting certain U.K. deferred income tax assets to the future 25% corporate income tax rate. Adjustments in fourth quarter 2021 include (a) additional U.K. and U.S. income tax expense related to the non-deductibility of acquisition related adjustments made in the quarter, (b) costs related to a legal settlement and (c) income tax adjustments as we filed our 2020 tax returns in the fourth quarter and finalized our 2021 income tax provisions within the U.S. and foreign jurisdictions where we operate.

(4)

Corporate pretax loss includes a net unrealized foreign exchange remeasurement loss of $3.0 million in fourth quarter 2022 and a net unrealized foreign exchange remeasurement gain of $1.5 million in fourth quarter 2021. Corporate pretax loss includes a net unrealized foreign exchange remeasurement gain of $30.6 million in the year ended December 31, 2022 and a net unrealized foreign exchange remeasurement loss of $0.9 million in the year ended December 31, 2021.

Interest and banking costs and debt - At December 31, 2022, Gallagher had $1,600.0 million of borrowings from public debt, $4,248.0 million of borrowings from private placements and $60.0 million of short-term borrowings under its line of credit facility. In addition, Gallagher had $241.9 million outstanding under a revolving loan facility that provides funding for premium finance receivables, which are fully collateralized by the underlying premiums held by insurance carriers, and as such are excluded from our debt covenant computations.

Clean energy - Consists of the operating results related to our investments in clean coal production plants and royalty income from clean coal licenses related to Chem-Mod LLC. The production of IRC Section 45 clean energy tax credits ceased in December 2021, which reduced the royalty income received by Chem-Mod LLC and net earnings generated by our investments in clean coal production plants. Additional information regarding these results is available in the “CFO Commentary” at ajg.com/IR.

Acquisition costs - Consists mostly of external professional fees and other due diligence costs related to acquisitions. On occasion, Gallagher enters into forward currency hedges for the purchase price of committed, but not yet funded, acquisitions with funding requirements in currencies other than the U.S. dollar. The gains or losses, if any, associated with these hedge transactions are also included in acquisition costs.

Corporate - Consists of overhead allocations mostly related to corporate staff compensation, other corporate level activities, and net unrealized foreign exchange remeasurement. In addition, it includes the tax expense related to partial taxation of foreign earnings, nondeductible executive compensation and entertainment expenses and the tax benefit from vesting of employee equity awards.

Income Taxes - Gallagher allocates the provision for income taxes to its Brokerage and Risk Management segments using the local country statutory rates. Gallagher’s consolidated effective tax rate for the quarters ended December 31, 2022 and 2021 were (11.1)% and (7.0)%, respectively. In first quarter of 2022, Gallagher increased its state effective income tax rate, which resulted in the overall U.S. effective income tax rate increasing from 25% to 26% and caused Gallagher to incur additional income tax expense during the quarter and recognized a one-time benefit related to the revaluation of certain deferred income tax assets to the higher income tax rate. In addition, the production of IRC Section 45 clean energy tax credits ceased in December 2021.

Webcast Conference Call - Gallagher will host a webcast conference call on Thursday, January 26, 2023 at 5:15 p.m. ET/4:15 p.m. CT. To listen to this call, please go to ajg.com/IR. The call will be available for replay at such website for at least 90 days.

About Arthur J. Gallagher & Co.

Arthur J. Gallagher & Co., a global insurance brokerage, risk management and consulting services firm, is headquartered in Rolling Meadows, Illinois. Gallagher provides these services in approximately 130 countries around the world through its owned operations and a network of correspondent brokers and consultants.

(8 of 15)

Cautionary Information

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipates,” “believes,” “contemplates,” “see,” “should,” “could,” “will,” “estimates,” “expects,” “intends,” “plans” and variations thereof and similar expressions, are intended to identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding changes in our expenses in the next several quarters; anticipated future results or performance of any segment or Gallagher as a whole; the premium rate environment and the state of insurance markets; and the economic environment.

Gallagher’s actual results may differ materially from those contemplated by the forward-looking statements. Readers are therefore cautioned against relying on any of the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.

Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in worldwide and national economic conditions, including the onset of a recession or economic downturn; disasters or other business interruptions, including with respect to our service center in India; our actual acquisition opportunities; integration risks in our reinsurance brokerage and benefit consulting services businesses; political volatility, such as the war in Ukraine, trade wars or tariffs, political unrest in the U.S. or other countries around the world; damage to our reputation due to negative perceptions or publicity, including those related to our ESG-related activities; our ability to apply technology and data analytics effectively and potential increased costs resulting from such activities; heightened competition for talent and increased compensation costs; risks related to our international operations, such as those related to regulatory, tax, ESG and anti-corruption compliance; cybersecurity-related risks; changes to data privacy and protection laws and regulations; changes in premium rates and in insurance markets generally; and changes in the insurance brokerage industry’s competitive landscape.

Please refer to Gallagher’s filings with the Securities and Exchange Commission, including Item 1A, “Risk Factors,” of its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, its subsequently filed Quarterly Reports on Form 10-Q for a more detailed discussion of these and other factors that could impact its forward-looking statements. The COVID-19 pandemic amplified, and in the future new strains could continue to amplify, the risks, uncertainties and assumptions, reflected in such risk factors. Any forward-looking statement made by Gallagher in this press release speaks only as of the date on which it is made. Except as required by applicable law, Gallagher does not undertake to update the information included herein or the corresponding earnings release posted on Gallagher’s website.

Information Regarding Non-GAAP Measures

In addition to reporting financial results in accordance with GAAP, this press release provides information regarding EBITDAC, EBITDAC margin, adjusted EBITDAC, adjusted EBITDAC margin, diluted net earnings per share, as adjusted (adjusted EPS), adjusted revenue, adjusted compensation and operating expenses, adjusted compensation expense ratio, adjusted operating expense ratio and organic revenue. These measures are not in accordance with, or an alternative to, the GAAP information provided in this press release. Gallagher’s management believes that these presentations provide useful information to management, analysts and investors regarding financial and business trends relating to Gallagher’s results of operations and financial condition or because they provide investors with measures that our chief operating decision maker uses when reviewing Gallagher’s performance. See further below for definitions and additional reasons each of these measures is useful to investors. Gallagher’s industry peers may provide similar supplemental non-GAAP information with respect to one or more of these measures, although they may not use the same or comparable terminology and may not make identical adjustments. The non-GAAP information provided by Gallagher should be used in addition to, but not as a substitute for, the GAAP information provided. As disclosed in its most recent Proxy Statement, Gallagher makes determinations regarding certain elements of executive officer incentive compensation, performance share awards and annual cash incentive awards, partly on the basis of measures related to adjusted EBITDAC.

Adjusted Non-GAAP presentation - Gallagher believes that the adjusted non-GAAP presentations of the current and prior period information presented in this earnings release provide stockholders and other interested persons with useful information regarding certain financial metrics of Gallagher that may assist such persons in analyzing Gallagher’s operating results as they develop a future earnings outlook for Gallagher. The after-tax amounts related to the adjustments were computed using the normalized effective tax rate for each respective period. See page 14 and 15 for a reconciliation of the adjustments made to income taxes.

(9 of 15)

•

Adjusted measures - Revenues (for the Brokerage segment), revenues before reimbursements (for the Risk Management segment), net earnings, compensation expense and operating expense, respectively, each adjusted to exclude the following, as applicable:

•

Net gains on divestitures, which are primarily net proceeds received related to sales of books of business and other divestiture transactions, such as the disposal of a business through sale or closure.

•

Acquisition integration costs, which include costs related to certain large acquisitions (including our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations), outside the scope of the usual tuck-in strategy, not expected to occur on an ongoing basis in the future once Gallagher fully assimilates the applicable acquisition. These costs are typically associated with redundant workforce, compensation expense related to amortization of certain retention bonus arrangements, extra lease space, duplicate services and external costs incurred to assimilate the acquisition into our IT related systems.

•

Transaction-related costs, which primarily are associated with our acquisition of the Willis Towers Watson treaty reinsurance brokerage operations and the pending acquisition of Buck. These include costs related to regulatory filings, legal, accounting services, insurance and incentive compensation.

•	Workforce related charges, which primarily include severance costs (either accrued or paid) related to employee terminations and other costs associated with redundant workforce.

•	Lease termination related charges, which primarily include costs related to terminations of real estate leases and abandonment of leased space.

•	Acquisition related adjustments, which include change in estimated acquisition earnout payables adjustments and acquisition related compensation charges.

•

Amortization of intangible assets, which reflects the amortization of customer/expiration lists, non-compete agreements, trade names and other intangible assets acquired through Gallagher’s merger and acquisition strategy, the impact to amortization expense of acquisition valuation adjustments to these assets as well as non-cash impairment charges.

•

The impact of foreign currency translation, as applicable. The amounts excluded with respect to foreign currency translation are calculated by applying current year foreign exchange rates to the same period in the prior year.

•

Legal and income tax related, which represents the impact of one-time items recognized in the fourth quarter 2022 related to the following: (a) additional U.K. income tax expense related to the non-deductibility of acquisition-related adjustments made in the quarter, (b) gains and costs associated with legal and tax matters, (c) income tax provision adjustments as we filed our 2021 tax returns and (d) income tax benefit related to adjusting certain U.K. deferred income tax assets to the future 25% corporate income tax rate. For fourth quarter 2021, it includes the impact of additional U.K. and U.S. income tax expense related to the non-deductibility of some acquisition related adjustments made and costs incurred related to a legal settlement.

•

Loss on extinguishment of debt represents costs incurred on the early redemption of the $650 million of 2031 Senior Notes, which included the redemption price premium, the unamortized discount amount on the debt issuance and the write-off of all the debt acquisition costs.

•	Effective income tax rate impact, which represents the impact in fourth quarter 2022 related to prior quarters in 2022 for the change in the full year effective income tax rate.

•	Adjusted ratios - Adjusted compensation expense and adjusted operating expense, respectively, each divided by adjusted revenues.

Non-GAAP Earnings Measures

•

EBITDAC and EBITDAC margin - EBITDAC is net earnings before interest, income taxes, depreciation, amortization and the change in estimated acquisition earnout payables and EBITDAC margin is EBITDAC divided by total revenues (for the Brokerage segment) and revenues before reimbursements (for the Risk Management segment). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance for the overall business and provide a meaningful way to measure our financial performance on an ongoing basis.

•

Adjusted EBITDAC and Adjusted EBITDAC Margin - Adjusted EBITDAC is EBITDAC adjusted to exclude net gains on divestitures, acquisition integration costs, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, legal and income tax related costs, loss on extinguishment of debt and the period-over-period impact of foreign currency translation, as applicable, and Adjusted EBITDAC margin is Adjusted EBITDAC divided by total adjusted revenues (defined above). These measures for the Brokerage and Risk Management segments provide a meaningful representation of Gallagher’s operating performance, and are also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

(10 of 15)

•

Adjusted EPS and Adjusted Net Earnings - Adjusted net earnings have been adjusted to exclude the after-tax impact of net gains on divestitures, acquisition integration costs, the impact of foreign currency translation, workforce related charges, lease termination related charges, acquisition related adjustments, transaction related costs, amortization of intangible assets, legal and income tax related costs and effective income tax rate impact, as applicable. Adjusted EPS is Adjusted Net Earnings divided by diluted weighted average shares outstanding. This measure provides a meaningful representation of Gallagher’s operating performance (and as such should not be used as a measure of Gallagher’s liquidity), and for the overall business is also presented to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. This is the fourth quarter that we have excluded amortization of intangible assets from adjusted EPS, and as such, we have provided the same adjustment for the prior period for comparability.

Organic Revenues (a non-GAAP measure) - For the Brokerage segment, organic change in base commission and fee revenues, supplemental revenues and contingent revenues exclude the first twelve months of such revenues generated from acquisitions and such revenues related to divested operations in each year presented. These revenues are excluded from organic revenues in order to help interested persons analyze the revenue growth associated with the operations that were a part of Gallagher in both the current and prior period. In addition, organic change in base commission and fee revenues, supplemental revenues and contingent revenues excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability. For the Risk Management segment, organic change in fee revenues excludes the first twelve months of fee revenues generated from acquisitions in each year presented.

In addition, change in organic growth excludes the period-over-period impact of foreign currency translation to improve the comparability of our results between periods by eliminating the impact of the items that have a high degree of variability.

These revenue items are excluded from organic revenues in order to determine a comparable, but non-GAAP, measurement of revenue growth that is associated with the revenue sources that are expected to continue in the current year and beyond. Gallagher has historically viewed organic revenue growth as an important indicator when assessing and evaluating the performance of its Brokerage and Risk Management segments. Gallagher also believes that using this non-GAAP measure allows readers of our financial statements to measure, analyze and compare the growth from our Brokerage and Risk Management segments in a meaningful and consistent manner.

Reconciliation of Non-GAAP Information Presented to GAAP Measures - This press release includes tabular reconciliations to the most comparable GAAP measures, as follows: for EBITDAC (on pages 12 and 13), for adjusted revenues, adjusted EBITDAC and adjusted diluted net earnings per share (on pages 1 and 2), for organic revenue measures (on pages 3 and 5, respectively, for the Brokerage and Risk Management segments), for adjusted compensation and operating expenses and adjusted EBITDAC margin (on pages 4, 5 and 6, respectively, for the Brokerage and Risk Management segments).

(11 of 15)

Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter and Year Ended December 31,

(Unaudited - in millions except per share, percentage and workforce data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Brokerage Segment	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Commissions	$1,152.8	$1,013.6	$5,187.4	$4,132.3
Fees	365.4	313.5	1,476.9	1,296.9
Supplemental revenues	80.0	65.7	284.7	248.7
Contingent revenues	40.2	37.7	207.3	188.0
Investment income and net gains on divestitures	65.9	36.9	147.5	101.6

Total revenues	1,704.3	1,467.4	7,303.8	5,967.5

Compensation	963.3	829.4	4,024.7	3,252.4
Operating	283.4	220.4	1,039.9	757.9
Depreciation	26.9	22.8	103.6	87.8
Amortization	115.9	107.4	448.7	407.6
Change in estimated acquisition earnout payables	118.3	56.4	90.4	116.3

Expenses	1,507.8	1,236.4	5,707.3	4,622.0

Earnings before income taxes	196.5	231.0	1,596.5	1,345.5
Provision for income taxes	53.2	60.0	394.7	328.9

Net earnings	143.3	171.0	1,201.8	1,016.6
Net earnings attributable to noncontrolling interests	1.1	2.8	4.4	8.4

Net earnings attributable to controlling interests	$142.2	$168.2	$1,197.4	$1,008.2

EBITDAC
Net earnings	$143.3	$171.0	$1,201.8	$1,016.6
Provision for income taxes	53.2	60.0	394.7	328.9
Depreciation	26.9	22.8	103.6	87.8
Amortization	115.9	107.4	448.7	407.6
Change in estimated acquisition earnout payables	118.3	56.4	90.4	116.3

EBITDAC	$457.6	$417.6	$2,239.2	$1,957.2

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Risk Management Segment	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Fees	$289.2	$254.2	$1,090.8	$967.2
Investment income and net gains on divestitures	1.4	0.1	1.8	0.4

Revenues before reimbursements	290.6	254.3	1,092.6	967.6
Reimbursements	33.1	31.3	130.5	133.0

Total revenues	323.7	285.6	1,223.1	1,100.6

Compensation	177.8	151.8	664.9	580.7
Operating	59.0	56.5	233.9	209.8
Reimbursements	33.1	31.3	130.5	133.0
Depreciation	9.0	11.1	37.8	46.2
Amortization	1.5	1.6	6.2	7.5
Change in estimated acquisition earnout payables	(6.2)	0.2	(7.4)	3.3

Expenses	274.2	252.5	1,065.9	980.5

Earnings before income taxes	49.5	33.1	157.2	120.1
Provision for income taxes	13.1	8.5	41.4	30.6

Net earnings	36.4	24.6	115.8	89.5
Net earnings attributable to noncontrolling interests	—	—	—	—

Net earnings attributable to controlling interests	$36.4	$24.6	$115.8	$89.5

EBITDAC
Net earnings	$36.4	$24.6	$115.8	$89.5
Provision for income taxes	13.1	8.5	41.4	30.6
Depreciation	9.0	11.1	37.8	46.2
Amortization	1.5	1.6	6.2	7.5
Change in estimated acquisition earnout payables	(6.2)	0.2	(7.4)	3.3

EBITDAC	$53.8	$46.0	$193.8	$177.1

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

(12 of 15)

Arthur J. Gallagher & Co.

Reported Statement of Earnings and EBITDAC - 4th Quarter and Year Ended December 31,

(Unaudited - in millions except share and per share data)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Corporate Segment	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Revenues from consolidated clean coal facilities	$—	$209.7	$22.3	$1,075.4
Royalty income from clean coal licenses	—	12.4	0.7	67.7
Loss from unconsolidated clean coal facilities	—	(0.5)	—	(2.3)
Other income (losses)	0.3	(1.9)	0.7	0.5

Total revenues	0.3	219.7	23.7	1,141.3

Cost of revenues from consolidated clean coal facilities	—	229.2	22.9	1,173.2
Compensation	33.8	33.1	110.2	94.4
Operating	25.8	43.4	57.1	104.7
Interest	64.0	61.5	256.9	226.1
Loss on extinguishment of debt	—	—	—	16.2
Depreciation	0.7	3.6	3.3	17.2

Expenses	124.3	370.8	450.4	1,631.8

Loss before income taxes	(124.0)	(151.1)	(426.7)	(490.5)
Benefit for income taxes	(79.8)	(76.4)	(225.1)	(339.4)

Net loss	(44.2)	(74.7)	(201.6)	(151.1)
Net earnings (loss) attributable to noncontrolling interests	(1.1)	8.7	(2.6)	39.8

Net loss attributable to controlling interests	$(43.1)	$(83.4)	$(199.0)	$(190.9)

EBITDAC
Net loss	$(44.2)	$(74.7)	$(201.6)	$(151.1)
Benefit for income taxes	(79.8)	(76.4)	(225.1)	(339.4)
Interest	64.0	61.5	256.9	226.1
Loss on extinguishment of debt	—	—	—	16.2
Depreciation	0.7	3.6	3.3	17.2

EBITDAC	$(59.3)	$(86.0)	$(166.5)	$(231.0)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
Total Company	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Commissions	$1,152.8	$1,013.6	$5,187.4	$4,132.3
Fees	654.6	567.7	2,567.7	2,264.1
Supplemental revenues	80.0	65.7	284.7	248.7
Contingent revenues	40.2	37.7	207.3	188.0
Investment income and net gains on divestitures	67.3	37.0	149.3	102.0
Revenues from clean coal activities	—	221.6	23.0	1,140.8
Other income (losses) - Corporate	0.3	(1.9)	0.7	0.5

Revenues before reimbursements	1,995.2	1,941.4	8,420.1	8,076.4
Reimbursements	33.1	31.3	130.5	133.0

Total revenues	2,028.3	1,972.7	8,550.6	8,209.4

Compensation	1,174.9	1,014.3	4,799.8	3,927.5
Operating	368.2	320.3	1,330.9	1,072.4
Reimbursements	33.1	31.3	130.5	133.0
Cost of revenues from clean coal activities	—	229.2	22.9	1,173.2
Interest	64.0	61.5	256.9	226.1
Loss on extinguishment of debt	—	—	—	16.2
Depreciation	36.6	37.5	144.7	151.2
Amortization	117.4	109.0	454.9	415.1
Change in estimated acquisition earnout payables	112.1	56.6	83.0	119.6

Expenses	1,906.3	1,859.7	7,223.6	7,234.3

Earnings before income taxes	122.0	113.0	1,327.0	975.1
Provision (benefit) for income taxes	(13.5)	(7.9)	211.0	20.1

Net earnings	135.5	120.9	1,116.0	955.0
Net earnings attributable to noncontrolling interests	—	11.5	1.8	48.2

Net earnings attributable to controlling interests	$135.5	$109.4	$1,114.2	$906.8

Diluted net earnings per share	$0.63	$0.51	$5.19	$4.37

Dividends declared per share	$0.51	$0.48	$2.04	$1.92

EBITDAC
Net earnings	$135.5	$120.9	$1,116.0	$955.0
Provision (benefit) for income taxes	(13.5)	(7.9)	211.0	20.1
Interest	64.0	61.5	256.9	226.1
Loss on extinguishment of debt	—	—	—	16.2
Depreciation	36.6	37.5	144.7	151.2
Amortization	117.4	109.0	454.9	415.1
Change in estimated acquisition earnout payables	112.1	56.6	83.0	119.6

EBITDAC	$452.1	$377.6	$2,266.5	$1,903.3

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

(13 of 15)

Arthur J. Gallagher & Co.

Consolidated Balance Sheet

(Unaudited - in millions except per share data)

	Dec 31, 2022	Dec 31, 2021
Cash and cash equivalents	$342.3	$402.6
Restricted cash	4,621.9	4,063.7
Premiums and fees receivable	16,408.9	11,753.1
Other current assets	1,461.5	1,451.0

Total current assets	22,834.6	17,670.4
Fixed assets - net	576.2	500.8
Deferred income taxes (includes tax credit carryforwards of $772.7 in 2022 and $1,074.0 in 2021)	1,299.0	1,228.5
Other noncurrent assets	989.8	966.5
Right-of-use assets	346.7	358.6
Goodwill	9,489.4	8,666.2
Amortizable intangible assets - net	3,372.1	3,954.0

Total assets	$38,907.8	$33,345.0

Premiums payable to underwriting enterprises	$18,698.2	$13,845.6
Accrued compensation and other current liabilities	2,091.2	1,895.1
Deferred revenue - current	546.7	520.9
Premium financing debt	241.9	228.4
Corporate related borrowings - current	310.0	245.0

Total current liabilities	21,888.0	16,735.0
Corporate related borrowings - noncurrent	5,562.8	5,810.2
Deferred revenue - noncurrent	62.6	58.7
Lease liabilities - noncurrent	300.4	309.3
Other noncurrent liabilities	1,903.8	1,871.7

Total liabilities	29,717.6	24,784.9

Stockholders’ equity:
Common stock - issued and outstanding	211.9	208.5
Capital in excess of par value	6,509.9	6,143.7
Retained earnings	3,562.2	2,882.3
Accumulated other comprehensive loss	(1,140.4)	(726.1)

Total controlling interests stockholders’ equity	9,143.6	8,508.4
Noncontrolling interests	46.6	51.7

Total stockholders’ equity	9,190.2	8,560.1

Total liabilities and stockholders’ equity	$38,907.8	$33,345.0

Arthur J. Gallagher & Co.

Other Information

(Unaudited - data is rounded where indicated)

	4th Q Ended	4th Q Ended	Year Ended	Year Ended
OTHER INFORMATION	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Basic weighted average shares outstanding (000s)	211,411	207,797	210,331	202,681
Diluted weighted average shares outstanding (000s)	215,831	212,865	214,667	207,346
Number of common shares outstanding at end of period (000s)			211,914	208,454
Workforce at end of period (includes acquisitions):
Brokerage			32,679	29,869
Risk Management			8,430	7,308
Total Company			43,640	39,174

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited)

(Unaudited - in millions except share and per share data)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
4th Q Ended December 31, 2022
Brokerage, as reported	$196.5	$53.2	$143.3	$1.1	$142.2	$0.66
Net gains on divestitures	(9.2)	(2.2)	(7.0)	—	(7.0)	(0.03)
Acquisition integration	45.6	10.9	34.7	—	34.7	0.16
Workforce and lease termination	27.8	6.7	21.1	—	21.1	0.10
Acquisition related adjustments	109.4	26.2	83.2	—	83.2	0.39
Amortization of intangible assets	115.9	27.7	88.2	—	88.2	0.40
Effective income tax rate impact	—	(4.4)	4.4	—	4.4	0.02

Brokerage, as adjusted	$486.0	$118.1	$367.9	$1.1	$366.8	$1.70

Risk Management, as reported	$49.5	$13.1	$36.4	$—	$36.4	$0.17
Net gains on divestitures	(0.9)	(0.3)	(0.6)	—	(0.6)	—
Workforce and lease termination	2.8	0.8	2.0	—	2.0	0.01
Acquisition related adjustments	(6.3)	(1.7)	(4.6)	—	(4.6)	(0.02)
Amortization of intangible assets	1.5	0.4	1.1	—	1.1	—

Risk Management, as adjusted	$46.6	$12.3	$34.3	$—	$34.3	$0.16

Corporate, as reported	$(124.0)	$(79.8)	$(44.2)	$(1.1)	$(43.1)	$(0.20)
Transaction-related costs	5.7	0.6	5.1	—	5.1	0.02
Legal and tax related	(5.0)	26.2	(31.2)	—	(31.2)	(0.14)

Corporate, as adjusted	$(123.3)	$(53.0)	$(70.3)	$(1.1)	$(69.2)	$(0.32)

See “Information Regarding Non-GAAP Measures” beginning on page 9 of 15.

(14 of 15)

Reconciliation of Non-GAAP Measures - Pre-tax Earnings and Diluted Net Earnings per Share (Unaudited) - Continued

(Unaudited - in millions except share and per share data)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
4th Q Ended December 31, 2021
Brokerage, as reported	$231.0	$60.0	$171.0	$2.8	$168.2	$0.79
Net gains on divestitures	(9.9)	(1.9)	(8.0)	—	(8.0)	(0.04)
Acquisition integration	15.6	2.9	12.7	—	12.7	0.06
Workforce and lease termination	7.5	1.4	6.1	—	6.1	0.03
Acquisition related adjustments	55.1	10.2	44.9	—	44.9	0.21
Amortization of intangible assets	107.4	25.5	81.9	—	81.9	0.39
Levelized foreign currency translation	(13.6)	(3.0)	(10.6)	—	(10.6)	(0.05)

Brokerage, as adjusted	$393.1	$95.1	$298.0	$2.8	$295.2	$1.39

Risk Management, as reported	$33.1	$8.5	$24.6	$—	$24.6	$0.12
Workforce and lease termination	1.3	0.3	1.0	—	1.0	—
Acquisition related adjustments	0.1	—	0.1	—	0.1	—
Amortization of intangible assets	1.6	0.4	1.2	—	1.2	—
Levelized foreign currency translation	(1.2)	(0.3)	(0.9)	—	(0.9)	(0.01)

Risk Management, as adjusted	$34.9	$8.9	$26.0	$—	$26.0	$0.11

Corporate, as reported	$(151.1)	$(76.4)	$(74.7)	$8.7	$(83.4)	$(0.40)
Transaction-related costs	26.7	5.1	21.6	—	21.6	0.10
Income tax related	9.5	(9.9)	19.4	—	19.4	0.10

Corporate, as adjusted	$(114.9)	$(81.2)	$(33.7)	$8.7	$(42.4)	$(0.20)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended December 31, 2022
Brokerage, as reported	$1,596.5	$394.7	$1,201.8	$4.4	$1,197.4	$5.58
Net gains on divestitures	(12.1)	(2.6)	(9.5)	—	(9.5)	(0.05)
Acquisition integration	167.9	35.2	132.7	—	132.7	0.62
Workforce and lease termination	51.4	11.2	40.2	—	40.2	0.19
Acquisition related adjustments	77.0	21.0	56.0	—	56.0	0.26
Amortization of intangible assets	448.7	106.4	342.3	—	342.3	1.59

Brokerage, as adjusted	$2,329.4	$565.9	$1,763.5	$4.4	$1,759.1	$8.19

Risk Management, as reported	$157.2	$41.4	$115.8	$—	$115.8	$0.54
Net gains on divestitures	(0.9)	(0.3)	(0.6)	—	(0.6)	—
Workforce and lease termination	6.5	1.7	4.8	—	4.8	0.02
Acquisition related adjustments	(7.8)	(2.0)	(5.8)	—	(5.8)	(0.03)
Acquisition integration	1.8	0.4	1.4	—	1.4	0.01
Amortization of intangible assets	6.2	1.6	4.6	—	4.6	0.02

Risk Management, as adjusted	$163.0	$42.8	$120.2	$—	$120.2	$0.56

Corporate, as reported	$(426.7)	$(225.1)	$(201.6)	$(2.6)	$(199.0)	$(0.93)
Transaction-related costs	33.4	2.7	30.7	—	30.7	0.14
Legal and tax related	(5.0)	45.2	(50.2)	—	(50.2)	(0.23)

Corporate, as adjusted	$(398.3)	$(177.2)	$(221.1)	$(2.6)	$(218.5)	$(1.02)

					Net Earnings
	Earnings	Provision		Net Earnings	(Loss)	Diluted Net
	(Loss)	(Benefit)		Attributable to	Attributable to	Earnings
	Before Income	for Income	Net Earnings	Noncontrolling	Controlling	(Loss)
	Taxes	Taxes	(Loss)	Interests	Interests	per Share
Year Ended December 31, 2021
Brokerage, as reported	$1,345.5	$328.9	$1,016.6	$8.4	$1,008.2	$4.86
Net gains on divestitures	(18.8)	(3.8)	(15.0)	—	(15.0)	(0.07)
Acquisition integration	31.7	6.5	25.2	—	25.2	0.12
Workforce and lease termination	22.8	4.8	18.0	—	18.0	0.09
Acquisition related adjustments	109.0	22.6	86.4	—	86.4	0.42
Amortization of intangible assets	407.6	95.6	312.0	—	312.0	1.50
Levelized foreign currency translation	(36.5)	(8.3)	(28.2)	—	(28.2)	(0.14)

Brokerage, as adjusted	$1,861.3	$446.3	$1,415.0	$8.4	$1,406.6	$6.78

Risk Management, as reported	$120.1	$30.6	$89.5	$—	$89.5	$0.43
Net gains on divestitures	(0.1)	—	(0.1)	—	(0.1)	—
Workforce and lease termination	8.0	2.0	6.0	—	6.0	0.03
Acquisition related adjustments	2.7	0.7	2.0	—	2.0	0.01
Amortization of intangible assets	7.5	1.8	5.7	—	5.7	0.03
Levelized foreign currency translation	(2.7)	(0.6)	(2.1)	—	(2.1)	(0.01)

Risk Management, as adjusted	$135.5	$34.5	$101.0	$—	$101.0	$0.49

Corporate, as reported	$(490.5)	$(339.4)	$(151.1)	$39.8	$(190.9)	$(0.92)
Loss on extinguishment of debt	16.2	4.0	12.2	—	12.2	0.06
Transaction-related costs	47.9	9.4	38.5	—	38.5	0.19
Income tax related	9.5	(34.1)	43.6	—	43.6	0.21

Corporate, as adjusted	$(416.9)	$(360.1)	$(56.8)	$39.8	$(96.6)	$(0.46)

See “Information Regarding Non-GAAP Measures” on page 9 of 15.

Contact:

Ray Iardella

Vice President - Investor Relations

630-285-3661 or ray_iardella@ajg.com

(15 of 15)